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                                                                    Exhibit 24.1
                                                                    ------------


                               POWER OF ATTORNEY



          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, on behalf of Sterling Commerce, Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints Robert L. Estep, James E. O'Bannon and Michael C. Gibbs the true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the Corporation to sign on the Corporation's behalf one or more Registration Statements on Form S-3 or any other appropriate form (collectively, the "Registration Statement"), for the purpose of registering, pursuant to the Securities Act of 1933, as amended, shares of common stock, par value $0.01 per share ("Common Stock"), of the Corporation, and to sign any or all amendments and any or all post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney or attorneys-in-fact, each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


                                           STERLING COMMERCE, INC.



                                           By:  /s/ Sterling L. Williams
                                                --------------------------------
                                                Sterling L. Williams,
                                                Chairman of the Board and Chief
                                                Executive Officer

Dated: September 30, 1996